SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.   )

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[      ]    Definitive Information Statement

Material Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

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Material Technologies, Inc.
11661 San Vicente Boulevard, Suite 707
Los Angeles, California  90049

May [__], 2006

To:       Common Stockholders of Material Technologies, Inc.

            Re:       Action by Written Consent in Lieu of Meeting of Stockholders

          This information statement is furnished by the Board of Directors of Material Technologies, Inc., a Delaware corporation (the “Company”), to holders of record of the Company’s common stock, $0.001 par value per share, at the close of business on May 1, 2006.  The purpose of this information statement is to inform the Company’s stockholders of certain actions taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of May 1, 2006.  This information statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the “Delaware Law”).

          The actions taken by the Company’s stockholders will become effective on or about June 8, 2006 and are more fully described in the Information Statement accompanying this Notice.

          This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter that will be described herein.

                                                                                                    By Order of the Board of Directors

                                                                                                    Robert M. Bernstein, President

May [__], 2006
Los Angeles, California

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INTRODUCTION

          This information statement is being mailed or otherwise furnished to the Company’s stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting stock have taken by written consent, in lieu of a special meeting of the stockholders.  The action was taken on May 1, 2006.

          Copies of this Information Statement are first being sent on or before May 17, 2006 to the holders of record on May 1, 2006 of the outstanding shares of the Company’s common stock.

General Information

          Stockholders of the Company owning a majority of the Company’s outstanding voting stock have approved the following action (the “Action”) by written consent, dated May 1, 2006, in lieu of a special meeting of the stockholders:

1.	The amendment to the Certificate of Incorporation of the Company to decrease the authorized common stock from 1,699,400,000 shares, par value $0.001, to 600,000,000 shares, par value $0.001.

          Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Actions will not become effective until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.  The Company anticipates that the actions contemplated herein will be effected on or about the close of business on June 8, 2006.

          The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

          No dissenters’ or appraisal rights under the Delaware Law are afforded to the Company’s stockholders as a result of the approval of the Action.

ACTION ONE
AMENDMENT TO DECREASE AUTHORIZED COMMON STOCK

General

          On May 1, 2006, the Board of Directors approved, subject to stockholder approval, the amendment to the Certificate of Incorporation of the Company to decrease the authorized common stock from 1,699,400,000 shares, par value $0.001, to 600,000,000 shares, par value $0.001 (the “Amendment”).  On May 1, 2006, stockholders of the Company, owning a majority of the Company’s outstanding voting stock (the “Majority Stockholders”), approved the Amendment by written consent, in lieu of a special meeting of the stockholders

The Amendment

Reduce the Authorized Common Stock

          On May 1, 2006, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the holders of a majority of the Company’s voting stock for approval, the amendment to Article 4 of the Company’s Certificate of Incorporation to effectuate a decrease in the authorized common stock from 1,699,400,000 shares with a par value of $0.001 to 600,000,000 shares with a par value of $0.001.  On May 1, 2006, the Majority Stockholders approved the amendment to Article 4 of the Company’s Articles of Incorporation by written consent, in lieu of a special meeting of the stockholders.

          The Board of Directors of the Company and the Majority Stockholders believe that it is advisable and in the Company’s best interest to decrease the authorized common stock in order to reduce the Company’s future annual Delaware franchise taxes.  This step is necessary, in the judgment of the Board of Directors and the Majority Stockholders to reduce the Company’s costs.

Certain Matters Related to the Amendment Proposal

          The Amendment, a copy of which is attached to this Information Statement as Exhibit A, will be filed with the Delaware Department of State, and the effective date of the Amendment is anticipated to be on or about June 8, 2006.

General Effect of the Amendment

          As a result of the Amendment, the Company’s future annual Delaware franchise taxes will be lower than they would be without the Amendment.

          The ownership percentages of the holders of the Company’s issued and outstanding common stock will not change as a result of the Amendment.

          Finally, the Company will have fewer shares of common stock available for various corporate purposes including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth, as of May 1, 2006, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Common Stock

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)

Class A Common Stock	Robert M. Bernstein	21,987,855	10.79%

Class A Common Stock	Joel R. Freedman 1 Bala Plaza Bala Cynwyd, PA 19004	2,320,768	1.14%

Class A Common Stock	John Goodman	2,603,000	1.28%

Class A Common Stock	William Berks	2,512,500	1.23%

Class A Common Stock	Birchington Investments Ltd. Suite 621(1/2) Europort, Gibraltar	15,405,000	7.56%

Class B Common Stock	Robert M. Bernstein	600,000 (3)	100%

	All Officers and Directors as a Group (4 Persons)	29,424,123	14.43%
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(1)	Unless otherwise indicated, the address of each director is c/o Material Technologies, Inc., 11661 San Vicente Boulevard, Suite 707, Los Angeles, CA 90049.

(2)	Unless otherwise indicated, based on 203,847,024 shares of common stock outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)	Each share of Class B common stock has 2,000 votes on any matter on which the common shareholders vote. As a result, Mr. Bernstein holds 1.2 billion votes represented by the Class B common stock, and 87.05% of the overall votes.

                                                                                                         By order of the Board of Directors

                                                                                                         Robert M. Bernstein, President

May [__], 2006
Los Angeles, California

Exhibit A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
MATERIAL TECHNOLOGIES, INC.

          The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

          FIRST:  The Board of Directors of Material Technologies, Inc. (the “Corporation”), by Unanimous Written Consent in Lieu of Meeting, dated May 1, 2006, approved the following amendment to the Certificate of Incorporation of the Corporation:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered “FOUR” so that, as amended, said Article shall be and read as follows:

          “(a)      Classes of Stock.  This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of capital stock which this Corporation has authority to issue is Six Hundred Fifty Million Six Hundred Thousand (650,600,000) shares.  Six Hundred Million (600,000,000) shares shall be designated Common Stock, $0.001 par value per share, Six Hundred Thousand (600,000) shares shall be designated Class B Common Stock, $0.001 par value per share, and Fifty Million (50,000,000) shares shall be designated Preferred Stock, $0.001 par value per share.  The holders of Common Stock shall be entitled to receive such dividends out of the funds or assets of the Corporation legally available therefore as, from time to time, the Board of Directors may declare.  The holders of Class B Common Stock shall not be entitled to receive dividends.  The holders of Common Stock and Class B Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders, with each share of Common Stock entitled to one vote and each share of Class B Common Stock entitled to two thousand (2,000) votes.  In all other respects the Common Stock and Class B Common Stock shall be identical.

          (b)        Preferred Stock.  The Board of Directors is authorized and granted, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by resolution and pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          1.  The number of shares constituting that series and the distinctive designation of that series;

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          2.         The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          3.         Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          4.         Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          5.         Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          6.         The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          7.         Any other relative rights, preferences and limitations of that series.”

          SECOND:  That the foregoing amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent in lieu of meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

          THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this [__]th day of June, 2006.

                                                                                                    By:
                                                                                                         Robert M. Bernstein,
                                                                                                         Chief Executive Officer

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